UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C

INFORMATION STATEMENT PURSUANT TO SECTION 14(c)

OF THE SECURITIES EXCHANGE ACT OF 1934

(Amendment No. ___)

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☒	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to § 240.14a-12

HESTIA INSIGHT INC.

(Name of Registrant as Specified in Its Charter)

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Hestia Insight Inc.

732 S. 6th Street, Suite 4762

Las Vegas, NV 89101

INFORMATION STATEMENT

Dear Stockholder:

This Information Statement is furnished to holders of shares of common stock, $.001 par value (the “Common Stock”), of Hestia Insight Inc. (The “Company”). We are sending you this Information Statement to inform you that on April 25th, 2026, the Board of Directors of the Company executed a Strategic Divestiture & Settlement Agreement with the Director Mr. Edward Lee. The Agreement notes that Mr. Lee has never taken a salary in six years of service, which was equated to $500,000. In lieu of cash or equity, the Company agreed to divest itself of its 100% wholly owned subsidiary Hestia Investments Inc. along with any and all assets which inure to it and grant it to Mr. Lee, eradicating any and all debts owed by the Issuer in full Accord and Satisfaction. Mr. Lee, for his part, shall remit to the company 20% of any annual earnings the subsidiary is able to produce for the next two calendar years. This matter was approved by the Board, and by the shareholders representing 67% of our common shares. For more details, please see the Agreements Attached to our 8K of this date, incorporated herein by reference.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE NOT REQUESTED TO SEND US A PROXY

The enclosed Information Statement is being furnished to you to inform you that the foregoing action has been approved by the holders of a majority of the outstanding shares of our Common Stock. The resolutions will not become effective before the date which is twenty days after today. You are urged to read this Information Statement in its entirety for a description of the action taken by the Board of Directors and a majority of the stockholders of the Company. This Information statement is made available to you as of this date and applies to all stockholders of record on April 25th, 2026, the “Record Date”.

By Order of the board of Directors

April 30th, 2026

OUTSTANDING SHARES AND VOTING RIGHTS

As of the Record Date, the Company authorized capitalization consisted of 290,000,000 shares of common stock, par value $.001 (the “Common Stock”), of which 27,939,260 shares of Common Stock were issued and outstanding.  Holders of Common Stock have no preemptive rights to acquire or subscribe to any of the additional shares of Common Stock. Each share of Common Stock entitles its holder to one vote on each matter submitted to the stockholders.

Pursuant to Rule 14c-2 under the Securities Exchange Act of 1934, as amended, the proposal will not be adopted until a date at least twenty days after the date on which the Information Statement has been mailed to the stockholders.  The Company will ask brokers and other custodians, nominees and fiduciaries to forward this Information Statement to the beneficial owners of the common stock of the Company held of record by such persons and will reimburse such persons for out-of-pocket expenses incurred in forwarding such material.

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OTHER MATTERS

There is no other business to be transacted by written consent in lieu of a special meeting to which this Information Statement pertains.

ADDITIONAL INFORMATION

The Company is subject to the informational filing requirements of the Securities Exchange Act of 1934, as amended, and, in accordance therewith, is required to file periodic reports, proxy statements and other information with the SEC relating to its business, financial condition and other matters. Such reports, proxy statements and other information can be inspected and copied at the public reference facility maintained by the SEC at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549. Information regarding the public reference facilities may be obtained from the SEC by telephoning 1-800-SEC-0330. The Company’s filings are also available to the public on the SEC’s website (http://www.sec.gov). Copies of such materials may also be obtained by mail from the Public Reference Section of the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates.

The Company’s Contact Information:

All inquiries regarding the Company should be addressed to our principal executive offices:

Hestia Insight Inc.

732 S. 6th Street, Suite 4762

Las Vegas, NV 89101

(516)212-0727

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HESTIA INSIGHT INC.

Date: April 30th, 2026	By:	/s/ Edward Lee
Edward Lee
Chief Executive Officer

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